Exhibit 99.1

News Release

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FOR IMMEDIATE RELEASE

SGI BLASTS OUT OF CHAPTER 11

LEAN, FOCUSED AND READY FOR GROWTH

In Just Six Months, Company Retools Finances, Resources and Product Lines

MOUNTAIN VIEW, Calif. (October 17, 2006)—In fewer than six months after filing for bankruptcy protection, SGI today announced it has officially concluded its reorganization and has emerged from chapter 11 a new company – a leaner and more competitive market force.

The “New SGI” is the result of a massive overhaul of the Company’s global operations. SGI has:

•	Re-engineered the Company’s business model around customer needs and workflows;

•	Strengthened its product and solutions, creating the most competitive offering in years;

•	Installed a new management team fully accountable to meeting company objectives;

•	Installed a new Board of Directors;

•	Achieved annualized cost savings of $150 million; and

•	Recapitalized the company, eliminating long-term debt and arming it with $115 million in exit financing and a balanced operating budget.

“Today we debut the New SGI, an efficient and fully recapitalized company armed with a new, market-centric business model and empowered by a rekindled commitment to solving the problems of customers in a targeted range of markets,” said Dennis McKenna, CEO of SGI.

“In these past six months, everyone at SGI has worked intensely to remake the organization into one engineered for stability and growth with innovative new products targeting the largest market opportunities in the history of the company,” added McKenna. “We still have considerable work ahead in implementing our growth initiatives, but we are focused on Innovation for Results. Without doubt, this is a new day for SGI.”

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SGI Blasts Out of Chapter 11 Lean, Focused and Ready For Growth/2

As it emerges from chapter 11, SGI is bringing competitive new server, storage and services solutions to a combined addressable market that annually invests more than $80 billion in technology.

“The expansive SGI product line enables the Company, for the first time, to address up to 80 percent of a customer’s total information technology spend,” said McKenna. At the same time, SGI has refined its focus to deliver ‘innovation for results’ to its traditional high-performance computing customers in the defense and intelligence, sciences, and engineering analysis markets, as well as expanding into new defined areas within enterprise data management.

Unstoppable product evolution

Even during its reorganization, SGI aggressively pushed forward a product roadmap that has resulted in its most competitive product line ever. The Company introduced the new SGI® Altix® XE line of x86-64 based servers and clusters running dual-core Intel® Xeon® processors; new pre-integrated solution bundles that will literally transform the notion of Linux® cluster computing in technical and enterprise markets; powerful and flexible dual-core SGI Altix 450 and 4700 blade servers running the latest Intel® Itanium® 2 processors; and new SGI® InfiniteStorage NAS and SAN systems.

The broad range of SGI solutions is designed to accommodate existing customer workflows while helping organizations manage data that is doubling in volume every 9 to 12 months.

FedCentric, an SGI government reseller that supports the mission-critical applications, infrastructure and professional services requirements of the Department of Defense, Intelligence community, Department of Homeland Security and federal law enforcement communities, recently secured SGI® Altix® 4700 and SGI InfiniteStorage systems for some of its customers.

“SGI is known for providing technological leadership and innovation in the high end server and cluster market,” said Gerry Kolosvary, president, FedCentric. “With SGI’s improved financial structure and a strong portfolio of Altix Itanium- and Xeon- based products and storage systems, we see a larger opportunity to address the challenges within data growth in government sectors.”

Expanding focus to serve Enterprise Data Management market

As it redoubles its focus on solving problems for customers in its core technical markets, the new SGI business model – and its expanded potential within new and existing customer organizations – is built in part around solutions that help enterprises address the data explosion underway within companies worldwide.

The SGI dual-core servers, scalable storage and experienced services offerings combine to provide cost-effective, scalable workflow solutions to achieve real-time data warehouse implementations, right-time ETL (extract, transform and load) environments, server consolidation, data mining and analytics, and archiving and content management.

The SGI solutions offer a compelling alternative to enterprises whose needs have moved beyond transaction processing, which has been the historical focus of vendors serving the enterprise space.

SGI Blasts Out of Chapter 11 Lean, Focused and Ready For Growth/3

“Our computing needs have far outpaced the capabilities of most enterprise platforms, which are designed primarily for transaction processing,” said Erwin Pignitter, CIO at MTU Aero Engines, Germany’s leading manufacturer of aero engines, engine modules and components, which is migrating its mySAP Supply Chain Management (SCM) system landscape from a proprietary platform to SGI Altix servers. “SGI’s latest product line addresses our growing needs by providing an advanced and reliable 64-bit Linux environment, a scalable system architecture, and standards-based components. We have committed our MySAP SCM system to reliable SGI Altix.”

“Yellow Pages of Israel typically has more than 100,000 users wanting information in a split second. Our servers constantly churn about 30 transactions per second,” said Mr. Gabi Rotem, CIO of Israel Yellow Pages. ”This demand only continues to grow which means that we need servers that can readily handle the intense demands as well as readily grow with us. SGI Altix servers fit the need precisely. While the system’s ability to handle intense data demands is appealing, we are most impressed that we have a long-term solution that we can rely on to scale up easily as our subscribers and compute needs grow.”

New SGI Board of Directors

To help chart its new direction, SGI also appointed a new Board of Directors. Joining the Board will be Eugene I. Davis, chairman and CEO of PIRINATE Consulting Group, LLC, and Anthony Grillo, founder and CEO of American Securities Advisors, LLC; both seasoned executives with significant board and financial experience in restructuring. Kevin Katari, managing member of Watershed Asset Management, LLC, and Chun Won Yi, associate of Quadrangle Group LLC, will also join the Board and represent the new investors in the Company. Continuing on the Board will be SGI CEO Dennis McKenna and James A. McDivitt, former astronaut and retired senior vice president of Government Operations and International of Rockwell International Corporation.

For more information on the New SGI Board of Directors, go to http://www.sgi.com/company_info/corporate_governance/board.html

New Financing

SGI today also announced completion of its exit financing facility with Morgan Stanley Senior Funding, Inc. and General Electric Capital Corporation, as lending agents. The new facility provides $115 million in financing consisting of an $85 million term loan and a $30 million revolving line of credit. The new facility is secured by substantially all of the assets of SGI and its domestic subsidiaries and has customary terms and conditions, including covenants related to minimum levels of EBITDA (earnings before interest, taxes, depreciation and amortization) and minimum levels of cash and cash equivalents, and limits on capital expenditures.

This facility, combined with $57 million in proceeds from the previously announced Rights Offering and sale of Overallotment shares, will be used to pay off $113 million in existing DIP financing, make distributions pursuant to the Company’s Plan of Reorganization, and provide working capital for the Company’s ongoing operations. The exit financing facility matures in five years.

Pursuant to the Plan of Reorganization, the Company issued 11,125,000 shares of new SGI common stock to certain SGI creditors in satisfaction of claims and upon exercise of stock purchase rights and overallotment options. SGI’s prior common stock has been canceled as of today’s effective date with no distribution made to holders of such stock.

SGI Blasts Out of Chapter 11 Lean, Focused and Ready For Growth/4

SGI has applied for listing of its new common stock on NASDAQ under the symbol SGIC.

SGI Financial Results

On Monday, October 16, 2006, SGI filed, with the SEC, its Report on Form 10-Q for the quarter ended March 31, 2006, and its Annual Report on Form 10-K for the year ended June 30, 2006. The Company expects to announce results for the quarter ended September 29, 2006, including the effects of its fresh-start accounting, in November.

SGI - Innovation for Results™

SGI delivers a complete range of high-performance server and storage solutions along with industry-leading professional services and support that enable its customers to overcome the challenges of complex data-intensive workflows and accelerate breakthrough discoveries, innovation and information transformation. SGI helps customers solve their computing challenges whether it’s enhancing the quality of life through drug research, designing and manufacturing safer and more efficient cars and airplanes, studying global climate, providing technologies for homeland security and defense, or helping enterprises manage large data. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.

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© 2006 SGI. All rights reserved. SGI, Altix, the SGI cube and the SGI logo are registered trademarks of SGI in the United States and/or other countries worldwide. Linux is a registered trademark of Linus Torvalds in several countries. Intel, Itanium, and Xeon are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries. All other trademarks mentioned herein are the property of their respective owners.

This news release contains forward-looking statements relating to future events or expected financial performance that involve risks and uncertainties. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. The company’s future results could differ materially from the expectations discussed herein. Factors that might cause such a difference include risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results and cash flows; failure to maintain compliance with debt covenants; and failure to maintain adequate cash resources for the operation of the business. These and other risks are detailed from time to time in SGI’s periodic reports that are filed with the Securities and Exchange Commission, including SGI’s quarterly report on Form 10-K for the year ended June 30, 2006. SGI is under no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.